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Exhibit 10.27

THIRD AMENDMENT TO
FOREST OIL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Forest Oil Corporation Executive Deferred Compensation Plan, as amended pursuant to a First Amendment dated November 13 ,2002 and a Second Amendment dated February 3, 2003 (as so amended, the "Plan"); and

        WHEREAS, pursuant to Section 10.4 of the Plan the Committee desires to amend Section 3.3 of the Plan, Earnings Credits, to decrease the monthly earnings credit percent from 1% to one-half of 1% per month commencing January 1, 2006;

        NOW, THEREFORE, the Plan shall be amended as follows:

          I.     Effective as of January 1, 2006:

      1.
      Section 3.3 of the the Plan, Earnings Credit, shall be amended by deleting the reference to "1%" included in the first sentence and replacing it with "one-half of 1%".

          II.    As amended hereby, the Plan is specifically ratified and reaffirmed in all respects.

        IN WITNESS WHEREOF, the undersigned has caused these presents to be executed the 20th day of December, 2005.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel & Secretary

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THIRD AMENDMENT TO FOREST OIL CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN